Exhibit 99.2


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CONTACTS: Richard M. Ubinger                                 June Filingeri
          Vice President of Finance,                         President
          Chief Financial Officer and Treasurer              Comm-Partners LLC
          (412) 257-7606                                     (203) 972-0186


FOR IMMEDIATE RELEASE
---------------------

         UNIVERSAL STAINLESS ANNOUNCES $13 MILLION MELT SHOP INVESTMENT


     BRIDGEVILLE, PA, JANUARY 29, 2009 - UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC. (NASDAQ: USAP) announced today that it will invest $13 million in its Bridgeville melt shop. The investment will include major upgrades in equipment, automation and plant layout designed to:

  o  Cut production cycle times and customer lead times,

  o  Improve on-time delivery performance,

  o  Increase material yields,

  o  Reduce operating costs and

  o  Enhance working capital management.

The equipment and infrastructure spending will be completed by the end of 2009 and the automation investment will be completed by the middle of 2010. The project is expected to begin producing cost savings in the 2009 fourth quarter. Once fully implemented, the investment is expected to yield cost savings of more than $7.5 million per year.

     The major components of the investment include:

  o  Installation  of a newly  designed  50-ton  electric arc furnace  shell and
     purchase  of  state-of-the-art   equipment  designed  to  automate  certain
     recurring operating processes.

  o  Upgrade of the alloy addition equipment at the Argon-Oxygen Decarburization
     (AOD) unit.

  o  Addition of new ladle preheating equipment.

  o Modify the plant layout and material handling systems within the melt shop and scrap yard to improve product flow.

  o  Implementation of new melting and refining automation software.

     The Company is working with PNC Bank to establish a new Revolving Credit and Term Loan Agreement. This new Agreement will replace the Company's existing Revolving Credit Agreement that expires June 30, 2009. The combination of existing cash balances, future cash flows and the new Agreement are expected to be more than sufficient to fund this capital project as well as other future cash needs for the Company.

     Dennis Oates, President and Chief Executive Officer, commented: "We are committed to delivering unparalleled customer service through reliable on-time delivery, short lead times and quality products. Over the past several months, we have critically evaluated our ability to meet this commitment. These investments in our melt shop will enable us to meet our commitments to customers and provide further opportunity to enhance the profitable growth envisioned for our Company."

ABOUT UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
------------------------------------------------

     Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to rerollers, forgers, service centers, original equipment manufacturers and wire redrawers. More information is available at www.univstainless.com.

FORWARD-LOOKING INFORMATION SAFE HARBOR
---------------------------------------

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THOSE RISKS INCLUDE, AMONG OTHERS, RISKS ASSOCIATED WITH THE RECEIPT, PRICING AND TIMING OF FUTURE CUSTOMER ORDERS, RISKS ASSOCIATED WITH SIGNIFICANT FLUCTUATIONS THAT MAY OCCUR IN RAW MATERIAL AND ENERGY PRICES, RISKS ASSOCIATED WITH THE MANUFACTURING PROCESS, LABOR AND PRODUCTION YIELDS, RISKS RELATED TO PROPERTY, PLANT AND EQUIPMENT, AND RISKS RELATED TO THE ULTIMATE OUTCOME OF THE COMPANY'S CURRENT AND FUTURE LITIGATION AND REGULATORY MATTERS. CERTAIN OF THESE RISKS AND OTHER RISKS ARE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) OVER THE LAST 12 MONTHS, COPIES OF WHICH ARE AVAILABLE FROM THE SEC OR MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.


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